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Eighteenth and Arch Streets
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Fax 215.981.4750

November 22, 2011

Touchstone Strategic Trust 303 Broadway, Suite 1100 Cincinnati, OH 45202

Re:	Opinion of Counsel

Ladies and Gentlemen:

We have acted as counsel to Touchstone Strategic Trust (the “Trust”), a Massachusetts business trust, in connection with the proposed reorganization of the series listed below that are offered by either Old Mutual Funds I or Old Mutual Funds II (each an “Old Mutual Fund” and collectively, the “Old Mutual Funds”) into the corresponding series listed below offered by the Trust (each an “Acquiring Fund” and collectively, the “Acquiring Funds”), pursuant to Agreements and Plans of Reorganization (the “Agreements”).

Old Mutual Funds	Acquiring Funds
Old Mutual Analytic Fund Class A Class C Class Z Institutional Class	Touchstone Dynamic Equity Fund Class A Class C Class Y Institutional Class
Old Mutual Asset Allocation Balanced Portfolio Class A Class C Class Z Institutional Class	Touchstone Balanced Allocation Fund Class A Class C Class Y Institutional Class
Old Mutual Asset Allocation Conservative Portfolio Class A Class C Class Z Institutional Class	Touchstone Conservative Allocation Fund Class A Class C Class Y Institutional Class

Philadelphia	Boston	Washington, D.C.	Detroit	New York	Pittsburgh
Berwyn	Harrisburg	Orange County	Princeton	Wilmington

www.pepperlaw.com

Touchstone Strategic Trust

November 22, 2011

Old Mutual Funds	Acquiring Funds
Old Mutual Asset Allocation Growth Portfolio Class A Class C Class Z Institutional Class	Touchstone Growth Allocation Fund Class A Class C Class Y Institutional Class
Old Mutual Asset Allocation Moderate Growth Portfolio Class A Class C Class Z Institutional Class	Touchstone Moderate Growth Allocation Fund Class A Class C Class Y Institutional Class
Old Mutual Analytic U.S. Long/Short Fund Class A Class Z Institutional Class	Touchstone US Long/Short Fund Class A Class Y Institutional Class
Old Mutual Barrow Hanley Value Fund Class A Class Z Institutional Class	Touchstone Value Fund Class A Class Y Institutional Class
Old Mutual Copper Rock International Small Cap Fund Class A Class Z Institutional Class	Touchstone International Small Cap Fund Class A Class Y Institutional Class
Old Mutual Focused Fund Class A Class Z Institutional Class	Touchstone Focused Fund Class A Class Y Institutional Class
Old Mutual International Equity Fund Class A Class Z Institutional Class	Touchstone International Equity Fund Class A Class Y Institutional Class
Old Mutual Large Cap Growth Fund Class A Class Z Institutional Class	Touchstone Capital Growth Fund Class A Class Y Institutional Class

Touchstone Strategic Trust

November 22, 2011

Old Mutual Funds	Acquiring Funds
Old Mutual TS&W Small Cap Value Fund Class A Class Z Institutional Class	Touchstone Small Cap Value Opportunities Fund Class A Class Y Institutional Class
Old Mutual TS&W Mid-Cap Value Fund Class A Class Z Institutional Class	Touchstone Mid Cap Value Opportunities Fund Class A Class Y Institutional Class
Old Mutual Copper Rock Emerging Growth Fund Class A Class Z Institutional Class	Touchstone Emerging Growth Fund Class A Class Y Institutional Class

The aforementioned proposed transactions are referred to herein as the “Reorganizations.”

This opinion relates to shares of beneficial interest of the Trust (collectively, the “Shares”) (without par value) to be issued by the Acquiring Funds in the Reorganizations, and is furnished in connection with filing with the Securities and Exchange Commission (“SEC”) the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”).

In rendering the opinion hereinafter set forth, we have considered such legal and factual matters as we have deemed necessary and have assumed that: (i) all documents submitted to us as originals are authentic, the signatures thereon are genuine and the persons signing the same were of legal capacity; (ii) all documents submitted to us as copies conform to the original documents and that such originals are authentic; (iii) all certificates of public officials upon which we have relied have been duly and properly given and that any public records reviewed by us are complete and accurate; and (iv) the Shares will be issued in accordance with the Trust's Restated Agreement and Declaration of Trust, the Trust's By-Laws, and resolutions of the Trust's Board of Trustees.  For purposes of rendering this opinion, we have examined a printer’s proof of the Registration Statement and have assumed that the Registration Statement, as filed with the SEC, will be in substantially the form of the printer’s proof and also have made other assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Touchstone Strategic Trust

November 22, 2011

Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust.  We express no opinion with respect to any other laws.

The form of Agreements described in the Registration Statement were approved on August 18, 2011 and ratified on November 17, 2011 by the Trust’s Board of Trustees.

On the basis of and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Trust and upon the satisfaction of the conditions contained in the Agreements, the Shares that the Acquiring Funds issue pursuant to the Agreements will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement.  In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP